Exhibit 8.4

Mayer Brown LLP 1221 Avenue of Americas New York, New York 10020-1001 Main Tel (212) 506-2500 Main Fax (212) 262-1910 www.mayerbrown.com www.mayerbrown.com F: +1 650 331 2060 mayerbrown.com Mayer Brown LLP

October 2, 2026

Cherry Hill Mortgage Investment Corporation
4000 Route 66, Suite 310
Tinton Falls, New Jersey 07753

Ladies and Gentlemen:
We have represented Cherry Hill Mortgage Investment Corporation, a Maryland corporation (the “Company”), as tax counsel, in connection with the Agreement and Plan of Merger, dated as of August 9, 2026 (the “Merger Agreement”), by and among the TPG Mortgage Investment Trust Inc. (“Parent”), MIT Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“Merger Sub”), the Company, and Cherry Hill Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and, solely for the limited purposes set forth in the Merger Agreement, AG REIT Management, LLC, a Delaware limited liability company (“Parent Manager”), as described in the registration statement on Form S-4, filed on the date hereof, with the Securities and Exchange Commission (the “SEC”) and containing the proxy statement/prospectus of the Company (as amended through the date hereof, the “Registration Statement”). As contemplated in the Merger Agreement, the Operating Partnership will merge with and into the Company (the “Partnership Merger”), with the Company surviving the merger, and then the Company will merge with and into Merger Sub (the “Company Merger” and together with the Partnership Merger, the “Mergers”), with Merger Sub surviving the merger as a wholly owned subsidiary of Parent. This opinion letter is being delivered to be filed as an exhibit to the Registration Statement. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Merger Agreement. As tax counsel to the Company, we have examined and relied upon originals or copies of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this letter, including the following:
1.Copy of the Articles of Amendment and Restatement of the Company, as amended and supplemented, in the form filed with the Commission.
Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership) and Tauil & Chequer Advogados (a Brazilian law partnership).

Mayer Brown LLP

Cherry Hill Mortgage Investment Corporation
October 2, 2026
Page 2

2.Copy of the Amended and Restated Bylaws of the Company in the form filed with the Commission.
3.The certificates containing certain factual representations and covenants of Parent, Merger Sub and the Company (the “Officer’s Certificates”) relating to, among other things, the past, current, and proposed operations of the Company and the entities in which it holds a direct or indirect interest.
4.A copy of the Registration Statement.
5.A copy of the Merger Agreement.
6.Such other documentation or information provided to us by the Company, as we have deemed necessary or appropriate as a basis for our opinion set forth herein.
Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of our opinion, we have not independently verified all of the facts, representations and covenants set forth in the Officer’s Certificates, the Registration Statement, the Merger Agreement or in any other document.
We have relied on the factual statements, representations and covenants of Parent, Merger Sub and the Company contained in the Officer’s Certificates, the Registration Statement, the Merger Agreement and other documents. We have assumed that such factual statements, representations and covenants are true, accurate, and complete, without regard to any qualification as to knowledge or belief. In addition, we have assumed that the opinion of counsel to be delivered concurrently herewith with respect to the Company Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) pursuant to Section 7.2(e) of the Merger Agreement has not been and will not be modified or withdrawn.
Our opinion is conditioned on, among other things, the initial and continuing accuracy of the factual information, covenants and representations set forth in the Registration Statement, the Merger Agreement and the Officer’s Certificates and the representations made by representatives of Parent, Merger Sub and the Company, without regard to any qualifications therein. Any change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officer’s Certificates may affect our conclusions set forth herein.
Our opinion is also based on the correctness of the following assumptions: (i) the Company and each of the entities in which the Company holds a direct or indirect interest have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents,

Mayer Brown LLP

Cherry Hill Mortgage Investment Corporation
October 2, 2026
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(ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any such entity has been formed, and (iii) each of the written agreements to which the Company or any such entity is a party will be implemented, construed and enforced in accordance with its terms.
In rendering our opinion, we have also considered the applicable provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.
In our examination, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and (v) the authenticity of the originals of such copies.
This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. Opinions of special tax counsel represent only special tax counsel’s best legal judgment and are not binding on the Internal Revenue Service (“IRS”) or on any court. Accordingly, no assurance can be given that the IRS will not challenge the conclusions of the opinion set forth herein or that such a challenge would not be successful.
Based on and subject to the foregoing, we are of the opinion that (i) the Company Merger, when effective, will qualify as a reorganization under, and with the meaning of, Section 368(a) of the Code, and (ii) the Company, Parent, and Merger Sub will each be a party to that reorganization with the meaning of Section 368(b) of the Code.
Other than as expressly stated above, we express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. This opinion letter is being furnished to you solely in connection with the Registration Statement and is not to be used by any other person or for any other purpose without our prior written consent.
This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. In addition, our opinion is being delivered prior to the consummation of the Company Merger and therefore is prospective and dependent on future events.

Mayer Brown LLP

Cherry Hill Mortgage Investment Corporation
October 2, 2026
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We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement, and to the references to Mayer Brown LLP under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.
Very truly yours,
/s/ Mayer Brown LLP
Mayer Brown LLP